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                                                                    EXHIBIT 23.2



                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SDL, Inc. for the registration of $300,000,000 of its common stock, preferred stock, depositary shares, warrants, and debt securities and to the incorporation by reference therein of our report dated 15 December 1998, with respect to the consolidated financial statements of IOC International plc as at 30 September 1998 and 1997 and for the three years ended 30 September 1998 included in SDL, Inc.'s Current Report on Form 8-K dated May 18, 1999, filed with the Securities and Exchange Commission. It should be noted that we have not audited any financial statements of IOC International plc subsequent to 30 September 1998 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen
Chartered Accountants
Cambridge England
6 August 1999